UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2008

VeriFone Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32465

Delaware	04-3692546
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2008, VeriFone Holdings, Inc. (the "Registrant") announced that its Board of Directors had appointed Mr. Richard McGinn to serve as a director, effective as of December 17, 2008. Mr. McGinn will serve on the Registrant's Board of Directors from the effective date of his appointment until the Registrant's next annual meeting of stockholders. With Mr. McGinn's appointment, the Registrant's Board of Directors now comprises of ten members.

Mr. McGinn is a General Partner at RRE Ventures, an investment advisory and venture capital firm. From 1997 to October 2000, he served as the Chief Executive Officer at Lucent Technologies Inc., and from February 1998 to October 2007 he also served as Chairman of the Board. Mr. McGinn currently serves on the board of directors of American Express Company and has previously served on the board of directors of Oracle Corporation.

The Board of Directors has approved the grant of 30,000 stock options to Mr. McGinn under the Registrant's 2006 Equity Incentive Plan. The Registrant will also enter into an indemnification agreement with Mr. McGinn, whereby the Registrant will indemnify Mr. McGinn and advance expenses and costs incurred by him in connection with claims, suits, or proceedings arising as a result of his service on the Board of Directors.

Mr. McGinn has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

    10.1   Form of Indemnification Agreement*

    99.1   Press Release of the Registrant dated December 18, 2008.

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*   Filed as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Holdings, Inc.

Date: December 18, 2008	By:	/s/ Albert Liu
Albert Liu
SVP & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, Dated December 18, 2008